                                                                    EXHIBIT 3.01

                           THE COMPANIES ACT, CAP. 50

                                ----------------

                        PUBLIC COMPANY LIMITED BY SHARES

                                -----------------


                                   MEMORANDUM

                                       AND

                                       NEW

                             ARTICLES OF ASSOCIATION

                 (Adopted with effect from 28th February, 1994
              by Special Resolution passed on 9th February, 1994)

                                       of

                         FLEXTRONICS INTERNATIONAL LTD.
                  (formerly known as FLEX HOLDINGS PTE LIMITED)

             (Incorporating all amendments as at 18th August, 1994)

             (Incorporating all amendments as at 27th August, 1999)

                                -----------------

                    Incorporated on the 31st day of May, 1990

                                -----------------



                                ALLEN & GLEDHILL,

                             ADVOCATES & SOLICITORS,

                                    SINGAPORE

                                     FORM 13
                                THE COMPANIES ACT
                                  (CHAPTER 50)
                                  SECTION 28(2)



Company No.

199002645H



                    CERTIFICATE OF INCORPORATION ON CHANGE OF
                                 NAME OF COMPANY



       This is to certify that FLEX HOLDINGS, LTD incorporated under the Companies Act on 31 May 1990 did by a special resolution resolve to change its name to FLEXTRONICS INTERNATIONAL LTD. and that the company which is a public company limited by shares is now known by its new name with effect form 28 February 1994.

       Given under my hand and seal on 28 February 1994.




                              TAN HENG KIAT KELVIN
                  SR ASST REGISTRAR OF COMPANIES AND BUSINESSES
                                    SINGAPORE

                                THE COMPANIES ACT                           FORM
                                  (CHAPTER 50)
                                  SECTION 31(3)                             20

                         CERTIFICATE OF INCORPORATION ON
                         CONVERSION TO A PUBLIC COMPANY



Name of Company: FLEX HOLDINGS PTE LIMITED

Company No.:     199002645H



       This is to certify that the above-named company, which was on 31 May 1990 incorporated under the Companies Act as a company limited by shares, did on 28 February 1994 convert to a public company and that the name of the company now is FLEX HOLDINGS LTD.

       Given under my hand and seal on 28 February 1994.





                              TAN HENG KIAT KELVIN
                  SR ASST REGISTRAR OF COMPANIES AND BUSINESSES
                                    SINGAPORE

                                     FORM 9
                           THE COMPANIES ACT, CAP. 50
                                  Section 19(4)

No. of Company


199002645H



                 CERTIFICATE OF INCORPORATION OF PRIVATE COMPANY



         This is to certify that

        FLEX HOLDINGS PTE LIMITED





is incorporated under the Companies Act, Cap. 50, on 31/05/90.

and that the company is a private company limited by shares.



       Given under my hand and seal on 31/05/90.



                                             NG JOHN
                                             -----------------------------------
                                       ASST
                                             Registrar of Companies & Businesses
                                                   Republic of Singapore.

       We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the Company set opposite our respective names:



--------------------------------------------------------------------------------
      NAMES, ADDRESSES AND                    NUMBER OF SHARES TAKEN BY
   DESCRIPTION OF SUBSCRIBERS                     EACH SUBSCRIBER.

--------------------------------------------------------------------------------
Sgd.  LUCIEN WONG YUEN KUAI                      ONE ORDINARY SHARE
      39 Chancery Lane
      #01-13, Villa Chancery,
      Singapore 1130

      Advocate & Solicitor

--------------------------------------------------------------------------------

  TOTAL NUMBER OF SHARES TAKEN                  ONE ORDINARY SHARES
--------------------------------------------------------------------------------

                                   c/f..        ONE ORDINARY SHARE


       Dated this 31st day of May 1990.

              Witness to the above signature:



                                   Sgd.      JUNE LOW FUI SIAN
                                             Advocate & Solicitor,
                                             c/o Allen & Gledhill,
                                             Advocates & Solicitors,
                                             36 Robinson Road,
                                             #18-01 City House,
                                             Singapore 0106.

       We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the Company set opposite our respective names:



--------------------------------------------------------------------------------
      NAMES, ADDRESSES AND                    NUMBER OF SHARES TAKEN BY
   DESCRIPTION OF SUBSCRIBERS                      EACH SUBSCRIBER.

--------------------------------------------------------------------------------
                        b/f ..                  ONE ORDINARY SHARE


Sgd.    CHOO WAI HONG
        21 Stevens Drive,
        #03-21 Robin Heights,                   ONE ORDINARY SHARE
        Singapore 1025

        Advocate & Solicitor

--------------------------------------------------------------------------------

   TOTAL NUMBER OF SHARES TAKEN                 TWO ORDINARY SHARE
--------------------------------------------------------------------------------




       Dated this 31st day of May 1990.

              Witness to the above signature:



                                  Sgd.   JUNE LOW FUI SIAN
                                         Advocate & Solicitor,
                                         c/o Allen & Gledhill,
                                         Advocates & Solicitors,
                                         36 Robinson Road,
                                         #18-01 City House,
                                         Singapore 0106.

                           THE COMPANIES ACT, CAP. 50

                                -----------------

                       * PUBLIC COMPANY LIMITED BY SHARES

                                -----------------

                            MEMORANDUM OF ASSOCIATION

                                       of

                         *FLEXTRONICS INTERNATIONAL LTD.

                                -----------------


1.     The name of the Company is *FLEXTRONICS INTERNATIONAL LTD.

2. The Registered Office of the Company will be situate in the Republic of Singapore.

3.     The objects for which the Company is established are:-

       (1) To carry on the business of investment holding, and in particular to invest the moneys of the Company in or otherwise to acquire and hold shares, stocks, debentures, debenture stock, scrip, loans, bonds, obligations, notes, securities and investments issued or guaranteed by any company or trust constituted or carrying on business in any part of the world, and in the funds or loans or other securities and investments of or issued or guaranteed by any government, state, or dominion, public body or authority, supreme, municipal local or otherwise, in the Republic of Singapore or elsewhere.

       (2) To acquire any such shares, stocks, debentures, debenture stock, scrip, loans, bonds, obligations, notes, securities and investments by original subscription, contract, tender, purchase, exchange or otherwise, and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise, and to subscribe for the same, either conditionally or otherwise, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

       (3) To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stocks, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some proportion of the issued or nominal amount thereof.

----------

* By Special Resolutions passed at an Extraordinary General Meeting held on 9th February, 1994, the Company resolved to be converted to a public company and to change its name from Flex Holdings Pte Limited to Flextronics International Ltd. On 28th February, 1994, the Company was converted to a public company and adopted the name Flextronics International Ltd.

       (4) To vary or transpose by sale, exchange or otherwise from time to time as may be considered expedient any of the Company's investments for the time being.

       (5) To provide on such terms as may be thought fit those services for the companies in which the Company is invested which are suitable and convenient to be provided by a holding company and in particular, and without prejudice to the generality of the foregoing, to provide managerial, executive, supervisory, financial and accounting, investment and administrative services and office accommodation and equipment facilities to any such company.

       (6) To pay, satisfy or compromise any claims against the Company or its subsidiaries in respect of any contracts entered into by the Company or its subsidiaries which it may deem expedient to satisfy or compromise notwithstanding that the same may not be enforceable.

       (7) To invest, and deal with the monies of the Company upon such securities investments or properties and in such manner as may from time to time be determined.

       (8) To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

       (9) To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of the Company.

       (10) To apply for, purchase, or otherwise acquire any patents, patent rights, copyrights, trade marks, formulae, licences, concessions, and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company; and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account, the property, rights, or information so acquired.

       (11) To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

       (12) To take, or otherwise acquire, and hold shares, debentures, or other securities of any other company.

       (13) To enter into any arrangements with any government or authority, supreme, municipal, local, or otherwise, that may seem conducive to the Company's objects, or any of them; and to obtain from any such government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

       (14) To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or directors or past employees or directors of the Company or its predecessors in business, or the dependants or connections of any such persons; and to grant pensions and allowances, and to make payments towards insurance; and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or useful object.

       (15) To promote any other company or companies for the purpose of acquiring or taking over all or any of the property, rights, and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

       (16) To purchase, take on lease or in exchange, hire, or otherwise acquire any movable or immovable property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any land, buildings, easements, machinery, plant, and stock-in-trade.

       (17) To construct, improve, maintain, develop, work, manage, carry out, or control any buildings, works, factories, mills, roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, water-courses, wharves, warehouses, electric works, shops, stores, and other works, and conveniences which may seem calculated directly or indirectly to advance the Company's interests; and to contribute to, subsidize, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out, or control thereof.

       (18) To guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person or company.

       (19) To lend and advance money or give credit to any person or company and on such terms as may be considered expedient, and either with or without security; to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or company, and otherwise to assist any person or company.

       (20) To borrow or raise or secure the payment of money in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the Company in any way and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the Company's property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

       (21) To invest and deal with the money of the Company not immediately required in such manner as may from time to time be thought fit.

       (22) To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital or any debentures, or other securities of the Company, or in or about the organization, formation, or promotion of the Company or the conduct of its business.

       (23) To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

       (24) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the Company.

       (25) To adopt such means of making known and advertising the business and products of the Company as may seem expedient.

       (26) To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise, and to exercise, carry out, and enjoy any charter, licence, power, authority, franchise, concession, right, or privilege, which any Government or authority or any corporation or other public body may be empowered to grant; and to pay for, aid in, and contribute towards carrying the same into effect; and to appropriate any of the Company's shares, debentures, or other securities and assets to defray the necessary costs, charges, and expenses thereof.

       (27) To apply for, promote, and obtain any statute, order, regulation, or other authorization or enactment which may seem calculated directly or indirectly to benefit the Company; and to oppose any bills, proceedings, or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

       (28) To procure the Company to be registered or recognized in any country or place outside the Republic of Singapore.

       (29) To sell, improve, manage, develop, exchange, lease, dispose of, turn to account, or otherwise deal with all or any part of the property and rights of the Company.

       (30) To issue and allot fully or partly paid shares in the capital of the Company in payment or part payment of any movable or immovable property purchased or otherwise acquired by the Company or any services rendered to the Company.

       (31) To distribute any of the property of the Company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

       (32) To take or hold mortgages, liens, and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the Company's property of whatsoever kind sold by the Company, or any money due to the Company from purchasers and others.

       (33) To undertake and transact all kinds of agency or secretarial business and also to undertake and execute any trusts, the undertaking whereof may seem desirable, and either gratuitously or otherwise.

       (34) To transact any lawful business in aid of the Republic of Singapore in the prosecution of any war or hostilities in which the Republic of Singapore is engaged.

       (35) To carry out all or any of the objects of the Company and do all or any of the above things in any part of the world and either as principal, agent, contractor, or trustee, or otherwise, and by or through trustees or agents or otherwise, and either alone or in conjunction with others.

       (36) To do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the Company.

       PROVIDED ALWAYS that nothing herein contained shall be deemed to empower the Company to carry on the business of banking or insurance.

       AND IT IS HEREBY DECLARED that the word "company" in this Memorandum when not referring to this Company shall be deemed to include any corporation partnership association club or other body of persons whether incorporated or not and wherever incorporated or domiciled and whether now existing or hereafter to be formed AND further that unless the context or subject matter is inconsistent therewith words signifying the singular number shall be deemed and taken to include the plural and vice versa AND further that the objects specified in each of the paragraphs in this Memorandum shall be regarded as independent objects, and accordingly, shall be in no wise limited or restricted (except when otherwise expressed in such paragraph), by reference to the objects indicated in any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

       4. The liability of the members is limited.
***
*
**     5. The original capital of the Company is $25,750/- divided into
1,500,000 ordinary shares of S$0.01 each, 1,000,000 "A" Convertible Preference Shares of S$0.01 each and 75,000 "B" Convertible Redeemable Preference Shares of S$0.01 each, and the Company shall have power to increase or reduce the capital to consolidate or subdivide the shares into shares of larger or smaller amounts, and to issue all or any part of the original or any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.








----------

* The authorised capital of the Company was increased from $25,750/- divided into 1,500,000 Ordinary Shares of $0.01 each, 1,000,000 "A" Convertible Preference Shares of $0.01 each and 75,000 "B" Convertible Redeemable Preference Shares of $0.01 each to $45,750/- divided into 2,500,000 Ordinary Shares of $0.01 each, 2,000,000 "A" Convertible Preference Shares of $0.01 each and 75,000 "B" Convertible Redeemable Preference Shares of $0.01 each by an Ordinary Resolution passed at an Extraordinary General Meeting held on 1st December, 1993.

** The authorised capital of the Company was reduced from $45,750/- divided into 2,500,000 Ordinary Shares of $0.01 each, 2,000,000 "A" Convertible Preference Shares of $0.01 each and 75,000 "B" Convertible Redeemable Preference Shares of $0.01 each to $25,000/- divided into 2,500,000 Ordinary Shares of $0.01 each, and immediately thereafter, the authorised capital was increased from $25,000/- divided into 2,500,000 Ordinary Shares of $0.01 each to $1,000,000 divided into 100,000,000 Ordinary Shares of $0.01 each by Special Resolutions passed at an Extraordinary General Meeting held on 9th February, 1994.

*** By an Ordinary Resolution passed on 27th August, 1999, the authorised share capital of the Company was increased from S$1,000,000/- divided into 100,000,000 ordinary shares of S$0.01 each to S$2,500,000/- by the creation of 150,000,000 ordinary shares of S$0.01 each.

                           THE COMPANIES ACT, CAP. 50

                                -----------------

                        PUBLIC COMPANY LIMITED BY SHARES

                                -----------------


                             ARTICLES OF ASSOCIATION

                                       of


                         FLEXTRONICS INTERNATIONAL LTD.
                (Adopted with effect from 28th February, 1994 by Special Resolution passed on 9th February, 1994)

              (Incorporating all amendments as at 15th March, 1994)

                                -----------------


                                   PRELIMINARY

Table "A" not to apply.

       1. The regulations contained in Table "A" in the Fourth Schedule to the Companies Act, Cap. 50 shall not apply to the Company, but the following shall subject to repeal, addition and alteration as provided by the Act or these Articles be the regulations of the Company.

Interpretation.

       2. In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof -

               WORDS                              MEANINGS

"The Act"                             The Companies Act, Cap. 50 or any
                                      statutory modification, amendment or
                                      re-enactment thereof for the time being
                                      in force or any and every other act for
                                      the time being in force concerning
                                      companies and affecting the Company and
                                      any reference to any provision of the
                                      Act is to that provision as so
                                      modified, amended or reenacted or
                                      contained in any such subsequent
                                      Companies Act.

"These Articles"                      These Articles of Association or other
                                      regulations of the Company for the time
                                      being in force.

"The Company"                         The above-named Company by whatever
                                      name from time to time called.

"Directors"                           The Directors for the time being of
                                      the Company or such number of them as have authority to act for the Company.

"Director"                            Includes any person acting as a
                                      Director of the Company and includes
                                      any person duly appointed and acting
                                      for the time being as an Alternate
                                      Director.

"Dividend"                            Includes bonus.

"Dollar(s)" and the sign "$"          The lawful currency of Singapore.

"Member"                              A registered holder of any shares of
                                      the Company.

"Month"                               Calendar month.

"Office"                              The Registered Office of the Company
                                      for the time being.

"Paid Up"                             Includes credited as paid up.

"Register"                            The Register of Members.

""Seal" The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.

"Secretary"                           The Secretary or Secretaries appointed
                                      under these Articles and shall include any person entitled to perform the duties of Secretary temporarily.

"Singapore"                           The Republic of Singapore.

"Writing" and                         Includes printing, lithography,
"Written"                             typewriting and any other mode of
                                      representing or reproducing words in a
                                      visible form.

"Year"                                Calendar Year.

       Words denoting the singular number only shall include the plural and vice versa.

       Words denoting the masculine gender only shall include the feminine gender.

       Words denoting persons shall include corporations.

       Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

       The head notes and marginal notes are inserted for convenience only and shall not affect the construction of these Articles.


                                    BUSINESS

Any branch of business either expressly or by implication authorised may be undertaken by Directors.

       3. Subject to the provisions of the Act, any branch or kind of business which by the Memorandum of Association of the Company or these Articles is expressly or by implication authorised to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.


                                 PUBLIC COMPANY

Public Company.

       4. The Company is a public company.

                                     SHARES

Authorised Share Capital.

       **5. The authorised capital of the Company at the date of adoption of these Articles is $1,000,000 divided into 100,000,000 shares of $0.01 each.


--------------

** By an Ordinary Resolution passed on 27th August, 1999, the authorised share capital of the Company was increased from S$1,000,000/- divided into 100,000,000 ordinary shares of S$0.01 each to S$2,500,000/- by the creation of 150,000,000 ordinary shares of S$0.01 each.

Prohibition against financial assistance.

       *6.    (a) Except as is otherwise expressly permitted by the Act, the
Company shall not give, whether directly or indirectly and whether by means of the making of a loan, the giving of a guarantee, the provision of security, the release of an obligation or the release of a debt or otherwise, any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.

Company may acquire its own issued ordinary shares.

              (b) The Company may, subject to and in accordance with the Act, purchase or otherwise acquire ordinary shares in the issued share capital of the Company on such terms and in such manner as the Company may from time to time think fit. Any share that is so purchased or acquired by the Company shall be deemed to be cancelled immediately on purchase or acquisition. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire.

Issue of Shares.

       7. Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of these Articles, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and either at a premium or at par and (subject to the provisions of the Act) at a discount and at such time as the Company in General Meeting may approve.

Special Rights.

       8. The rights attached to shares issued upon special conditions shall be clearly defined in the Memorandum of Association or these Articles. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and these Articles, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors determine.


--------------

* Deleted and substituted by Special Resolution passed at the Annual General Meeting held on 27th August, 1999.

Variation of rights.

       9. If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of at least three-fourths of the shares of that class or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of shares of that class and to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply; but so that the necessary quorum shall be two persons at least holding or representing by proxy or by attorney one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney may demand a poll.

Creation or issue of further shares with special rights.

       10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

Power to pay commission and brokerage.

       11. The Company may exercise the powers of paying commission conferred by the Act, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of ten per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to ten per cent of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

Power to charge interest on capital.

       12. If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on so much of the share capital as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.

Exclusion of equities.

       13. Except as required by law, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Joint holders.

       14. If two or more persons are registered as joint holders of any share any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one Member and the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

Fractional part of a share.

       15. No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.

Payment of instalments.

       16. If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.

Share Certificates.

* 17. The certificate of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amounts paid thereon. The facsimile signatures may be reproduced by mechanical or other means approved by the Directors.


--------------

* Deleted and substituted by Special Resolution passed at an Extraordinary General Meeting held on 15th March, 1994.

Entitlement to certificate.

       18. Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgment of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding $2/- for each such new certificate as the Directors may determine.

New certificates may be issued.

       19. If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company the amount of the proper duty, if any, with which such certificate is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of the amount of the proper duty with which such certificate or document is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.

                        RESTRICTION ON TRANSFER OF SHARES

Form of Transfer.

*      20.   (a) Subject to these Articles any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a share shall be signed by the transferor and by the witness thereto and shall be effective although not signed or witnessed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.


--------------

* Deleted and substituted by Special Resolution passed at the Annual General Meeting held on 18th August, 1994.

Retention of Transfers.

              (b) All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

Infant, bankrupt or unsound mind.

              (c) No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.

Directors' power to decline to register.

#      21. The Directors may, in their absolute discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve, provided always that in the event of the Directors refusing to register a transfer of shares, they shall within one month beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal as required by the Act.

Instrument of transfer.

       22. The Directors may decline to register any instrument of transfer unless:-


              (i) such fee not exceeding $2/- or such other sum as the Directors may from time to time require under the provisions of these Articles, is paid to the Company in respect thereof;

              (ii) the instrument of transfer is deposited at the office or at such other place (if any) as the Directors may appoint accompanied by the certificates of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do; and

              (iii) such instrument of transfer has been duly stamped with the amount of stamp duty, if any, with which such instrument is chargeable under any laws for the time being in force.

Register of Transfers.

       23. The Company shall provide a book to be Register called "Register of Transfers" which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.


--------------

# Deleted and substituted by Special Resolution passed at the Annual General Meeting held on 18th August, 1994.

Closure of Register.

       24. The Register may be closed at such times and for such periods as the Directors may from time to time determine not exceeding in the whole thirty days in any year.

                             TRANSMISSION OF SHARES

Transmission on death.

       25. In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.

Persons becoming entitled on death or bankruptcy of Member may be registered.

       26. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

Rights of unregistered executors and trustees.

       27. Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.

Fee for registration of probate etc.

       28. There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding $2/- as the Directors may from time to time require or prescribe.

                                 CALLS ON SHARES

Calls on shares.

       29. The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his share . A call may be revoked or postponed as the Directors may determine.

Time when made.

       30. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

Interest on calls.

       31. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Sum due on allotment.

       32. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Power to differentiate.

       33. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.

Payment in advance of calls.

       34. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding ten per cent per annum as the Member paying such sum and the Directors agree upon.

                               FORFEITURE AND LIEN

Notice requiring payment of calls.

       35. If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.

Notice to state time and place.

       36. The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of nonpayment in accordance therewith the shares on which the call was made will be liable to be forfeited.

Forfeiture on non-compliance with notice.

       37. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Sale of shares forfeited.

       38. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.


Rights and liabilities of Members whose shares have been forfeited or surrendered.


       39. A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at ten per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such money in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

Company's lien.

       40. The Company shall have a first paramount lien and charge on every share (whether fully paid or not) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and to all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article.

Sale of shares subject to lien.

       41. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.

Application of proceeds of such sales.

       42. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Title to shares forfeited or surrendered or sold to satisfy a lien.

       43. A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                              ALTERATION OF CAPITAL

Power to increase capital.

       44. The Company in General Meeting may from time to time by Ordinary Resolution, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its capital by the creation of new shares of such amount as may be deemed expedient.

Rights and privileges of new shares.

       45. Subject to any special rights for the time being attached to any existing class of shares, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.

Issue of new shares to Members.

       46. Unless otherwise determined by the Company in General Meeting any original shares for the time being unissued and any new shares from time to time to be created shall before issue be offered in the first instance and either at par or at a premium to all the then holders of any class of shares in proportion as nearly as may be to the amount of capital held by them. In offering such shares in the first instance to all the then holders of any class of shares the offer shall be made by notice specifying the number of shares offered and limiting the time within which the offer if not accepted will be deemed to be declined and after the expiration of that time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company and the Directors may dispose of or not issue any such shares which by reason of the proportion borne by them to the number of holders entitled to any such offer or by reason of any other difficulty in apportioning the same cannot, in the opinion of the Directors, be conveniently offered under this Article.

New shares otherwise subject to provisions of Articles.

       47. Except so far as otherwise provided by the conditions of issue or by these Articles all new shares shall be subject to the provisions of these Articles with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

Power to consolidate, cancel and subdivide shares.

       48. The Company may by Ordinary Resolution -

              (i) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

              (ii) cancel any shares which, at the date of the passing of the Resolution, have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled;

              (iii) subdivide its shares or any of them into shares of a smaller amount than is fixed by the Memorandum of Association ( subject nevertheless to the provisions of the Act) provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

              (iv) subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares.

Power to reduce capital.

* 49. Without prejudice to the generality of the foregoing, upon cancellation of a share purchased or otherwise acquired by the Company pursuant to these Articles and the Act, the nominal amount of the issued share capital of the Company shall be diminished by the nominal amount of the share so cancelled.

                                      STOCK

Power to convert into stock.

       50. The Company may by Ordinary Resolution convert any paid up shares into stock and may from time to time by like resolution reconvert any stock into paid up shares of any denomination.

Transfer of stock.

       51. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but no stock shall be transferable except in such units as the Directors may from time to time determine, provided that such units shall not be greater than the nominal amount of the shares from which the stock arose.

Rights of shareholders.

       52. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred by such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

Interpretation.

       53. All such of the provisions of these Articles as are applicable to paid up shares shall apply to stock and the words "share" and "shareholder" or similar expressions herein shall include "stock" or "stockholder".

--------------

* Deleted and substituted by Special Resolution passed at the Annual General Meeting held on 27th August, 1999.

                                GENERAL MEETINGS

Annual General Meeting.

       54. (a) Subject to the provisions of the Act the Company shall in each year hold a General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. Provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year.

Extra-Ordinary General Meetings.

              (b) All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

Time and Place.

              (c) The time and place of any General Meeting shall be determined by the Directors.

Calling Extra-Ordinary General Meetings.

       55. The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                           NOTICE OF GENERAL MEETINGS

Notice of Meetings.

       56. Subject to the provisions of the Act as to Special Resolutions and special notice, at least fourteen days' notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained entitled to receive notice from the Company. Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed -

              (i) in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

              (ii) in the case of an Extraordinary General Meeting by that number or majority in number of the Members having a right to attend and vote thereat as is required by the Act.

Provided also that the accidental omission to give notice to, or the non-receipt by any person entitled thereto shall not invalidate the proceedings at any General Meeting.

Contents of notice.

       57. (a) Every notice calling a General Meeting shall specify Contents of the place and the day and hour of the Meeting, and there shall appear with notice. reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company.

              (b) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

              (c) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

Routine Business.

#      58. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:-

              (i)    Declaring dividends;

              (ii) Reading, considering and adopting the balance sheet, the reports of the Directors and Auditors, and other accounts and documents required to be annexed to the balance sheet;

              (iii) Appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise; and

              (iv) Re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting) and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed.


--------------

# Deleted and substituted by Special Resolution passed at the Annual General Meeting held on 18th August, 1994.

Quorum.

#      59. No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be members holding in aggregate not less than 33 1/3 per cent of the total issued and fully paid shares in the capital of the Company for the time being, present in person or by proxy. For the purpose of this Article, "Member" includes a person attending by proxy or by attorney or as representing a corporation which is a Member.

Adjournment if quorum not present.

       60. If within half an hour from the time appointed for the Meeting a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a quorum is not present within fifteen minutes from the time appointed for holding the Meeting, the Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.

Resolution in writing.

       61. Subject to the provisions of the Act, a resolution in writing signed by every Member of the Company entitled to vote or being a corporation by its duly authorised representative shall have the same effect and validity as an Ordinary Resolution of the Company passed at a General Meeting duly convened, held and constituted, and may consist of several documents in the like form, each signed by one or more of such Members.

Chairman.

       62. The Chairman of the Board of Directors shall preside as Chairman at every General Meeting. If there be no such Chairman or if at any Meeting he be not present within fifteen minutes after the time appointed for holding the Meeting or be unwilling to act, the Members present shall choose some Director to be Chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the Chair, one of their number present, to be Chairman.

Adjournment.

       63. The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

Method of voting.

       64. At any General Meeting a resolution put to the vote of the Meeting shall be decided on a of show of hands unless a poll be (before or on the declaration of the result of the show of hands) demanded -

              (i)    by the Chairman (being a person entitled to vote thereat);
                     or

              *(ii) by not less than three members present in person or by proxy and entitled to vote; or

              +(iii) by any Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the Meeting; or

              *(iv) by a Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative, holding shares in the Company conferring a right to vote at the Meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Provided always that no poll shall be demanded on the election of a Chairman or on a question of adjournment. Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. A demand for a poll may be withdrawn.

Taking a poll.

       65. If a poll be duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.


--------------

* Inserted by Special Resolution passed at an Extraordinary General Meeting held on 15th March, 1994.

+ Renumbered by Special Resolution passed at an Extraordinary General Meeting held on 15th March, 1994.

* Renumbered by Special Resolution passed at an Extraordinary General Meeting held on 15th March, 1994.

Votes counted in error.

       66. If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude.

Chairman's casting vote.

       67. In the case of equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

Time for taking a poll.

       68. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the Meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.

Continuance of business after demand for a poll.

       69. The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.

                                VOTES OF MEMBERS

Voting rights of Members.

       70. Subject to these Articles and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued on a show of hands every Member who is present in person or by proxy or attorney or in the case of a corporation by a representative shall have one vote and on a poll every such Member shall have one vote for every share of which he is the holder.

Voting rights of joint holders.

       71. Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

Voting rights of Members of unsound mind.

       72. A Member of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty eight hours before the time appointed for holding the Meeting.

Right to vote.

       73. Subject to the provisions of these Articles every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.

Objections.

       74. No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

Votes on a poll.

       75. On a poll votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Appointment of proxies.

#      76.    (a) A Member may appoint more than two proxies to attend and vote at the same General Meeting.

              (b) In any case where a form of proxy appoints more than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.

              (c) An instrument appointing a proxy shall be in writing and:

                     (i) in the case of an individual shall be signed by the appointor or by his attorney; and

                     (ii) in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation.

              (d) The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.

--------------

# Deleted and substituted by Special Resolution passed at the Annual General Meeting held on 18th August, 1994.

Proxy need not be a Member.

       77. A proxy need not be a Member of the Company.

Deposit of proxies.

       78. An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty eight hours before the time appointed for the holding of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) to which it is to be used and in default shall not be treated as valid.

Form of proxies.

       79. An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a pool: -

           FLEXTRONICS INTERNATIONAL LTD.

           "I/We,
           "of
           "a Member/Members of the above-named Company hereby appoint
           "of
           "or whom failing
           "of
           "to vote for me/us and on my/our behalf
           "at the (Annual, Extraordinary or Adjourned,
           "as the case may be) General Meeting of
           "the Company to be held on the ___ day
           "of _____________ and at every adjournment
           "thereof.

           "As Witness my hand this ____ day of "19___."

An instrument appointing a proxy shall, unless the contrary is stated thereon be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.

Intervening death or insanity of principal not to revoke proxy.

       80. A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office

(or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.

Corporations acting by representatives.

       81. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company.

                                    DIRECTORS

Number of Directors.

       82. Subject to the other provisions of Section 145 of the Act the number of the Directors all of whom shall be natural persons shall not be less than two nor unless otherwise determined by the Company in General Meeting more than eleven.

Directors.

       83. The Directors of the Company at the date of adoption of these Articles are:-

              (i)    Michael E. Marks;

              (ii)   Tsui Sung Lam;

              (iii)  Andrew Russell;

              (iv)   Bernard J. Lacroute;

              (v)    Richard L. Sharp;

              (vi)   Michael J. Moritz; and

              (vii)  Robert Dykes.

Qualification.

       84. A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings.

Remuneration of Directors.

       85. Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.

Traveling expenses.

       86. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.

Extra Remuneration.

       87. Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine.

Power of Directors to hold office of profit and to contract with Company.

       88. (a) Other than the office of Auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. Subject to the Act, no Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.

Directors to observe Section 156 of the Act.

              (b) Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in contracts or proposed contracts with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

Holding of office in other companies.

       89. (a) A Director may be or become a director of or hold any office or place of profit (other than as Auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.


Directors may exercise voting power conferred by Company's shares in another company.

              (b) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

                               MANAGING DIRECTORS

Appointment of Managing Directors.

       90. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.

Resignation and removal of Managing Director.

       91. A Managing Director shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Managing Director.

Remuneration of Managing Directors.

       92. Subject to Section 169 of the Act, the remuneration of a Managing Director shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participation in profits or by any or all of these modes.

Powers of Managing Director.

       93. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke withdraw alter or vary all or any of such powers.

                         VACATION OF OFFICE OF DIRECTORS

Vacation of office of Director.

       94. The office of a Director shall be in any one of the following events, namely: -


              (i) if he becomes prohibited from being a Director by reason of any order made under the Act;

              (ii) if he ceases to be a Director by virtue of any of the provisions of the Act or these Articles;

              (iii) subject to Section 145 of the Act, if he resigns by writing under his hand left at the Office;

              (iv) if he has a receiving order made against him or suspends payments or compounds with his creditors generally;

              (v)    if he be found lunatic or becomes of unsound mind; or

              (vi) if he be absent from meetings of the Directors for a continuous period of six months without leave from the Directors and the Directors resolve that his office be vacated.

       95. At each Annual General Meeting one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but not less than one-third) shall retire from office by rotation. Provided that no Director holding office as Managing or Joint Managing Director shall be subject to retirement by rotation or be taken into account in determining the number of Directors to retire.

       96. The Directors to retire in every year shall be those subject to retirement by rotation who have been longest in office since their last reelection or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

       97. The Company at the Meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases :-

              (a) where at such Meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the Meeting and lost;

              (b) where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

              (c) where the default is due to the moving of a resolution in contravention of Article 99; or

              (d) where such Director has attained any retiring age applicable to him as Director.

       The retirement shall not have effect until the conclusion of the Meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the Meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

Removal of Directors.

       98. In accordance with the provisions of Section 152 of the Act, the Company may by Ordinary Resolution of which special notice has been given remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director but without prejudice to any claim he may have for damages for breach of any such agreement. The Company in General Meeting may appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment the vacancy so arising may be filled by the Directors as a casual vacancy.

Appointment of two or more persons as Directors.

       99. At any General Meeting of the Company, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it shall be so made has first been agreed to by the Meeting without any vote being given against it, and any resolution passed in contravention of this Article shall be void.

Notice of intention to appoint Director.

       100. No person other than a Director retiring at the Meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than ten clear days before the day appointed for the Meeting there shall have been left at the Office notice in writing signed by some Member duly qualified to attend and vote at the Meeting for which such notice is given of his intention to propose such person for election and also notice in writing duly signed by the nominee giving his consent to the nomination and signifying his candidature for the office or the intention of such Member to propose him. Provided that in the case of a person recommended by the Directors for election seven clear days' notice only shall be necessary and notice of each and every candidate for election shall be served on all Members at least seven clear days prior to the Meeting at which the election is to take place.

Directors' power to fill casual vacancies and to appoint additional Director.

       101. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such Meeting.

                               ALTERNATE DIRECTORS

Appointment of Alternate Directors.

       102. (a) Any Director may at any time by writing under his hand and deposited at the Office or by telefax, telex or by cable sent to the Secretary appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax, telex or cable shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.

              (b) A Director or any other person may act as an Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors' meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.

              (c) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

              (d) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointment as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Article 108.

              (e) An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under these Articles but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote Provided that he shall not constitute a quorum under Article 105 if he is the only person present at the meeting notwithstanding that he may be an Alternate to more than one Director.

               (f) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

               (g) An Alternate Director shall not be required to hold any share qualification.

                            PROCEEDINGS OF DIRECTORS


Meetings of Directors.

        103. (a) The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Subject to the provisions of these Articles questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

               (b) The Directors may hold or participate in a meeting of the Directors by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person. The meeting shall be deemed to be held at the place where the person taking the minutes of the meeting is situated.


Convening meetings of Directors.

        104. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors.


Quorum.

        105. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors.

Proceedings in case of vacancies.

        106. The continuing Directors may act notwithstanding any vacancies but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors.

Chairman of Directors.

        107. The Directors may from time to time elect a Chairman and if desired a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman's absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

Resolutions in writing.

        108. A resolution in writing signed by all the Directors for the time being and being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. The expressions "in writing" and "signed" include approval by telefax, telex, cable or telegram by any such Director.

Power to appoint committees.


        109. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.


Proceedings at committee meetings.

        110. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.



Validity of acts of Directors in spite of some formal defect.


        111. All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to, vote.

                         GENERAL POWERS OF THE DIRECTORS


General powers of Directors to manage Company's business.


        112. The management of the business of the Company shall be vested in the Directors who (in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them) may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by the Company in General Meeting but subject nevertheless to the provisions of the Act and of these Articles and to any regulations from time to time made by the Company in General Meeting provided that no regulations so made shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made and in particular and without prejudice to the generality of the foregoing the Directors may at their discretion exercise every borrowing power vested in the Company by its Memorandum of Association or permitted by law together with collateral power of hypothecating the assets of the Company including any uncalled or called but unpaid capital; provided that the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company's undertaking or property unless those proposals have been approved by the Company in General Meeting.


Power to appoint attorneys.


* 113. (a) The Directors may from time to time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.


Power to keep Branch Registers.

* (b) The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Act cause to be kept a Branch Register or Registers of Members and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit in respect of the keeping of any such Branch Register.


--------------

* Renumbered by Special Resolution passed at an Extraordinary General Meeting held on 15th March, 1994.

* Inserted by Special Resolution passed at an Extraordinary General Meeting held on 15th March, 1994.

Signature of cheques and bills.


* 114. All checks, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by Resolution determine.

                                BORROWING POWERS


Directors' borrowing powers.

        115. The Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures (whether at par or at discount or premium) or otherwise as they may think fit.

                                    SECRETARY


Secretary.

        116. The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.

                                      SEAL

Seal.

        117. (a) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors in place of the Secretary for the purpose.

Official Seal.

               (b) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.


--------------

* Renumbered by Special Resolution passed at an Extraordinary General Meeting held on 15th March, 1994.

Share Seal.

               (c) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words "Share Seal".

                           AUTHENTICATION OF DOCUMENTS


Power to authenticate documents.


        118. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.


Certified copies of resolution of the Directors.

        119. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favor of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

                             DIVIDENDS AND RESERVES

Payment of dividends.


        120. The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

Apportionment of dividends.

        121. Subject to the rights of holders of shares with special rights as to dividend (if any), all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid, but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid pro rata according to the amount paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.


Payment of preference and interim dividends.


        122. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any express class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.


Share premium account.


        123. If the Company shall issue shares at a premium whether for cash or otherwise, the Directors shall transfer a sum equal to the aggregate amount or value of the premiums to an account to be called "Share Premium Account" and any amount for the time being standing to the credit of such account shall not be applied in the payment of dividend.

Dividends not to bear interest.


        124. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.


Deduction of debts due to Company.


        125. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.

Retention of dividends on shares subject to lien.

        126. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.


Retention of dividends on shares pending transmission.


        127. The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.

Unclaimed dividends.

        128. The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.


Payment of dividend in specie.

        129. The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

Dividends payable by cheque.

        130. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons and such address as such persons may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the check if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

Effect of transfer.

        131. A transfer of shares shall not pass the right to a dividend declared on such shares before the registration of the transfer.

                                    RESERVES

Power to carry profit to reserve.

        132. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalizing dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

                     CAPITALIZATION OF PROFITS AND RESERVES

Power to capitalise profits.


        133. The Company may, upon the recommendation of the Directors, by Ordinary Resolution resolve that it is desirable to capitalise any sum for the time being standing to the credit of any of the Company's reserve accounts (including share premium account and any capital redemption reserve funds) or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other: Provided that a share premium account and a capital redemption reserve fund may only be applied hereunder in the paying up of unissued shares to be issued to Members as fully paid shares.

Implementation of resolution to capitalise profits.

        134. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the sum resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members.

                               MINUTES AND BOOKS

Minutes.

        135. The Directors shall cause minutes to be made in books to be provided for the purpose -

                (i)     of all appointments of officers made by the Directors;

                (ii) of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

                (iii) of all Resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors.

Keeping of Registers, etc.

        136. The Directors shall duly comply with the provisions of the Act and in particular the provisions in regard to registration of charges created by or affecting property of the Company, in regard to keeping a Register of Directors, Managers, Secretaries and Auditors, the Register, a Register of Mortgages and Charges and a Register of Directors' Share and Debenture Holdings and in regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.

Form of registers, etc.

        137. Any register, index, minute book, book of accounts or other book required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.

                                    ACCOUNTS

Directors to keep proper accounts.


        138. The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.


Location and inspection.

        139. Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.

Presentation of accounts.

        140. In accordance with the provisions of the Act the Directors shall cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

Copies of accounts.

        141. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditors relating thereto and of the Directors' report shall not less than fourteen days before the date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of these Articles: Provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

                                    AUDITORS

Appointment of Auditors.

        142. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.

Validity of acts of Auditors in spite of some formal defect.

        143. Subject to the provisions of the Act all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.


Auditors' right to receive notices of and attend at General Meetings.

        144. The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.



                                     NOTICES

Service of notice.

        145. (a) Any notice may be given by the Company to any Member in any of the following ways:-

                (i)     by delivering the notice personally to him; or

                (ii) by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air mail; or

                (iii) by sending a cable or telex, or telefax containing the text of the notice to him at his registered address in Singapore or where such address is outside Singapore to such address or to any other address as might have been previously notified by the Member concerned to the Company.

               (b) Any notice or other communication served under any of the provisions of these Articles on or by the Company or any officer of the Company may be tested or verified by telex or telefax or telephone or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

Service of notices in respect of joint holders.

        146. All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.

Members shall be served at registered address.

        147. Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under these Articles.

Service of notices after death etc. on a Member.

        148. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any member in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company have notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder.

When service effected.

        149.   (a)    Any notice given in conformity with Article 145
shall be deemed to have been given at any of the following times as may be appropriate:-

                      (i) when it is delivered personally to the Member, at the time when it is so delivered;

                      (ii) when it is sent by prepaid mail to an address in Singapore or by prepaid airmail to an address outside Singapore, on the day following that on which the notice was put into the post;

                      (iii) when the notice is sent by cable or telex, or telefax on the day it is so sent.

               (b) In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or airmail letter as the case may be or that a telex or telefax was properly addressed and transmitted or that a cable was properly addressed and handed to the relevant authority for dispatch.

Signature on notice.

        150. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

Day of service not counted.

        151. When a given number of days' notice or notice extending over any other period is required to be given the day of service shall, unless it is otherwise provided or required by these Articles or by the Act, not be counted in such number of days or period.

Notice of General Meeting.

        152.   (a)    Notice of every General Meeting shall be given in
manner hereinbefore authorised to :-

                      (i)    every Member;

                      (ii) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

                      (iii)  the Auditor for the time being of the Company.

               (b) No other person shall be entitled to receive notices of General Meetings.

Notice of meetings of Directors or any committee of Directors.


        153. The provisions of Articles 145, 149, 150 and 151 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.

                                   WINDING UP

Distribution of assets in specie.

        154. If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

                                    INDEMNITY

Indemnity of Directors and Officers.

        155. Subject to the provisions of and so far as may be permitted by the Act and every other Act for the time being in force concerning companies and affecting the Company, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties (including, without limitation, where he serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court. Without prejudice to the generality of the foregoing, no Director, Manager, Secretary or other officer of the

Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, willful default, breach of duty or breach of trust.

                                     SECRECY

Secrecy.

        156. No Member shall be entitled to require discovery of or any information respecting any detail of the Company's trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law.

--------------------------------------------------------------------------------

                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

--------------------------------------------------------------------------------





                             Sgd.   LUCIEN WONG YUEN KUAI
                                    39 Chancery Lane,
                                    #01-13, Villa Chancery,
                                    Singapore 1130

                                    Advocate & Solicitor

--------------------------------------------------------------------------------



        Dated this 31st day of May, 1990.

               Witness to the above signatures:



                                            Sgd.   JUNE LOW FUI SIAN
                                                   Advocate & Solicitor,
                                                   c/o Allen & Gledhill,
                                                   Advocates & Solicitors,
                                                   36 Robinson Road,
                                                   #18-01 City House,
                                                   Singapore 0106.

--------------------------------------------------------------------------------

                NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

--------------------------------------------------------------------------------





                             Sgd.   CHOO WAI HONG
                                    21 Stevens Drive,
                                    #03-21, Robin Heights,
                                    Singapore 1025.

                                    Advocate & Solicitor

--------------------------------------------------------------------------------



        Dated this 31st day of May, 1990.

               Witness to the above signatures:



                                            Sgd.   JUNE LOW FUI SIAN
                                                   Advocate & Solicitor,
                                                   c/o Allen & Gledhill,
                                                   Advocates & Solicitors,
                                                   36 Robinson Road,
                                                   #18-01 City House,
                                                   Singapore 0106.

No. of Company
199002645H

                           THE COMPANIES ACT, CAP. 50

                                ----------------

                        PUBLIC COMPANY LIMITED BY SHARES

                                -----------------


                                   MEMORANDUM

                                       AND

                                       NEW

                             ARTICLES OF ASSOCIATION

            (Adopted with effect from 28th February, 1994 by Special
                    Resolution passed on 9th February, 1994)

                                       of

                         FLEXTRONICS INTERNATIONAL LTD.
                  (formerly known as FLEX HOLDINGS PTE LIMITED)

             (Incorporating all amendments as at 18th August, 1994) (Incorporating all amendments as at 27th August, 1999)

                                -----------------

                    Incorporated on the 31st day of May, 1990

                                -----------------


                                ALLEN & GLEDHILL,

                             ADVOCATES & SOLICITORS,

                            36 ROBINSON ROAD #18-01,

                                   CITY HOUSE,

                                 SINGAPORE 0106

                              TELEPHONE NO: 2251611

                           LODGED IN THE OFFICE OF THE
                        REGISTRAR OF COMPANIES, SINGAPORE